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                                                                      EXHIBIT 11

                                  FURON COMPANY

                       Computation of Net Income Per Share

                                                      Three months ended                 Six months ended
                                                      ------------------                 ----------------
                                                  August 3,        July 29,         August 3,        July 29,
                                                    1996             1995             1996             1995
- --------------------------------------------------------------------------------------------------------------
PRIMARY NET INCOME PER SHARE

         Earnings:
            Net income                           $3,895,000       $2,710,000       $8,453,000       $6,065,000
                                                 ==========       ==========       ==========       ==========

         Shares:
            Weighted average number of
            common shares outstanding             8,886,221        8,825,941        8,870,848        8,806,857

            Shares issuable from assumed
            exercise of stock options               271,908          273,284          246,576          258,831
                                                 ----------       ----------       ----------       ----------

            Average shares as adjusted            9,158,129        9,099,225        9,117,424        9,065,688
                                                 ==========       ==========       ==========       ==========

Primary net income per share                     $     0.43       $     0.30       $     0.93       $     0.67
                                                 ==========       ==========       ==========       ==========

FULLY DILUTED NET INCOME PER SHARE

         Earnings:
            Net income                           $3,895,000       $2,710,000       $8,453,000       $6,065,000
                                                 ==========       ==========       ==========       ==========

         Shares:
            Weighted average number of
            common shares outstanding             8,886,221        8,825,941        8,870,848        8,806,857

            Shares issuable from assumed
            exercise of stock options               271,967          273,606          247,619          267,058
                                                 ----------       ----------       ----------       ----------

            Average shares as adjusted for
            full dilution                         9,158,188        9,099,547        9,118,467        9,073,915
                                                 ==========       ==========       ==========       ==========

Fully diluted net income per share               $     0.43       $     0.30       $     0.93       $     0.67
                                                 ==========       ==========       ==========       ==========




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